EXHIBIT 10.2



                                CONSOLIDATED

                            ESOP LOAN AGREEMENT

    THIS CONSOLIDATED ESOP LOAN AGREEMENT (the "Consolidated Loan
Agreement") amends, consolidates and supersedes, effective as of the Closing Date (as such term is defined below), the following loan agreements:

    1. ESOP Loan Agreement #1, dated as of January 17, 1989, as amended and restated as of March 15, 1991,

    2. ESOP Loan Agreement #2, dated as of January 17, 1989, as amended and restated as of March 15, 1991,

    3. ESOP Loan Agreement #3, dated as of January 17, 1989, as amended and restated as of March 15, 1991,

    4. ESOP Loan Agreement #4, dated as of January 17, 1989, as amended and restated as of March 15, 1991,

    5. ESOP Loan Agreement #5, dated as of January 17, 1989, as amended and restated as of March 15, 1991,

    6. ESOP Loan Agreement #6, dated as of January 17, 1989, as amended and restated as of March 15, 1991,

(collectively, the "Prior ESOP Loan Agreements"), each of which is by and between NationsBank, N.A. (South), as successor by merger to Citizens and Southern Trust Company (Georgia), N.A., solely in its capacity as trustee (the "Trustee") of the Simmons Company Employee Stock Ownership Trust (the "Trust") established pursuant to the Agreement of Trust for the Simmons Company Employee Stock Ownership Plan dated as of January 17, 1989, as amended (such Trust Agreement, as amended or restated from time to time, the "Trust Agreement"), adopted as part of the Simmons Company Employee Stock Ownership Plan, as amended (such Plan, as amended or restated from time to time, the "Plan"), and Simmons Company, a Delaware corporation (the "Company").

                                WITNESSETH:

    WHEREAS, the Company has established the Plan and adopted the Trust and has appointed the Trustee as the trustee of the Trust;

    WHEREAS, the Plan and Trust specifically contemplate the purchase of "qualifying employer securities," as such term is defined in Section 4975(e)(8) of the Internal Revenue Code (the "Code") ("Qualifying Employer Securities") with the proceeds of certain loans to the Trust from the Company;

    WHEREAS, under the terms of the Plan and Trust the Trustee may in its sole discretion purchase such Qualifying Employer Securities and borrow the amount necessary for such purchase;

    WHEREAS, the Trustee previously purchased (after giving effect to a ten-to-one stock split, effective after the date of purchase) 11,809,290 shares of common stock of the Company, par value of $0.01 per share (the "Common Stock") with the proceeds of loans made by the Company pursuant to the Prior ESOP Loan Agreements;

    WHEREAS, pursuant to the Prior ESOP Loan Agreements the Company loaned the aggregate amount of $241,500,000 (the "ESOP Indebtedness") to the Trust for the purpose of providing the funds necessary to purchase the above-referenced Common Stock;

    WHEREAS, in connection with certain proposed transactions contemplated by the terms of that certain Stock Purchase Agreement by and among the Trustee, the Company, Merrill Lynch Capital Appreciation Partnership No. B-XI, L.P., MLCP Associates L.P. No. II, ML IBK Positions Inc., ML Offshore LBO Partnership No. B-XI, Merrill Lynch KECALP L.P. 1987, Merrill Lynch KECALP L.P. 1989, Merchant Banking L.P. No. IV, certain other stockholders of the Company, Simmons Holdings, Inc. and Simmons Acquisition Corp., dated February 21, 1996 ("Acquisition Agreement"), shares of Common Stock allocated to the accounts of participants under the Plan as of the Closing Date (as such term is defined in the Acquisition Agreement) ("Closing Date") have been sold by the Trustee, and unallocated shares of Common Stock held by the Plan and Trust in a Suspense Account as provided in
Section 5.04(a) of the Plan have been exchanged for shares of Series A Preferred Stock of the Company, par value $.01 (such shares, together with other property constituting the Pledged Collateral, as such term is used in the Consolidated Pledge Agreement (as hereinafter defined), the "Shares"), and certain indebtedness will be incurred by the Company (the "Chemical Senior Financing Facilities"); and

    WHEREAS, each loan made pursuant to each of the Prior ESOP Loan Agreements has at all times been intended to constitute an "exempt loan" as described in Section 4975(d)(3) of the Internal Revenue Code of 1986 as amended from time to time (the "Code") and as defined in section 54.4975-7(b)(1)(iii) of the Treasury Regulations (the "Regulations"); and

    WHEREAS, for the purpose of reflecting the terms of the Acquisition Agreement and the consummation of certain transactions contemplated thereby it is deemed desirable by the parties hereto to amend and consolidate the Prior ESOP Loan Agreements to the extent such agreements have not previously been terminated, to supersede such agreements by this Consolidated Loan Agreement, and to provide in this Consolidated Loan Agreement the full and complete understanding and agreement of the parties hereto respecting the indebtedness of the Plan and Trust to the Company, under the Prior ESOP Loan Agreements and otherwise; and

    WHEREAS, for the purpose of reflecting the terms of the Acquisition Agreement and the consummation of certain transactions contemplated thereby, certain prior pledge agreements between the parties hereto are to be consolidated into a single consolidated pledge agreement (the
"Consolidated Pledge Agreement") contemporaneously with this Consolidated Loan Agreement.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants made herein, it is agreed as follows:

    1.    Aqreement to Lend and Borrow Funds.  As of February 29, 1996, the
          ----------------------------------
principal balance of the ESOP Indebtedness consisted of $61,156,000 (the "ESOP Loan Balance"). As of such date interest in the amount of $0 had accrued but not been paid. The Company agrees to lend to the Trustee the ESOP Loan Balance on the terms set forth herein.

    2.    The Note.  From and after the date hereof the ESOP Indebtedness,
          --------
consisting of the ESOP Loan Balance and accrued interest as described in
Section 1, above, shall be evidenced by an amended and restated promissory note executed and delivered by the Trustee to the Company, in the form attached hereto as Exhibit A (the "Note"), and the notes executed pursuant to each Prior ESOP Loan Agreement shall be canceled and surrendered by the Company to the Trustee. The Trustee

              (i) shall make payments to the Company with respect to the ESOP Loan Balance not less frequently than annually, commencing December 31, 1996, with each payment consisting of interest accrued to the date of such payment, and such payment of principal not in excess of $12,000,000, as will, in the aggregate, result in an annual addition (as such term is used in Treasury Regulation Section 1,415-6) to the account of each participant entitled to share in an allocation of a Company contribution for such period, which as nearly as practicable equals but does not exceed the maximum annual addition to such account under Section 415 of the Code, after taking into account all amounts under the Plan and each other plan of the employer that must be considered in computing the maximum annual addition for such participant's account.

              (ii) may, at its option at any time prepay any amount of the ESOP Loan Balance (in integral multiples of $100,000);

          provided, however, that no repayment or prepayment of the ESOP Loan Balance shall be required if it would cause the Company to incur an excise tax under section 4972 of the Code or it would adversely affect (a) the qualification of the Plan or the Trust under the Code or the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), or (b) the status of the ESOP Loan Balance or any portion thereof as an "exempt loan" as such term is described in section 4975(d)(3) of the Code.

    3.    Interest On the ESOP Loan Balance. The Trustee shall pay interest
          ---------------------------------
on the aggregate unpaid principal amount of the ESOP Loan Balance outstanding from time to time from the date of the receipt by the Trustee of the proceeds of the ESOP Loan Balance until payment in full of such amount on the date upon which any such principal amount shall be due and payable at an interest rate equal to eight percent (8%) per annum.

    4.    Source of Funds. The Note and any interest thereon shall be
          ---------------
payable or prepayable only from (i) employer contributions, and earnings from such employer contributions, made to the Trust to meet the Plan's obligation under this Consolidated Loan Agreement, (ii) any earnings attributable to the Shares (including, but not limited to, cash dividends declared and paid with respect to the Shares, but excluding any dividends simultaneously paid with respect to other classes of the Company's capital stock) whether allocated or unallocated to participants' accounts; and
(iii) from the proceeds of a sale of the unallocated shares held in a suspense account, solely to the extent provided in the Consolidated Pledge Agreement in the case of a current and continuing Event of Default. To the extent that there is not a continuing Event of Default under the Consolidated Pledge Agreement, as amended from time to time, the "Consolidated Pledge Agreement"), the proceeds of such a sale shall not be used to repay the Note or any interest thereon. The Company shall make contributions to the Plan in amounts and with a frequency sufficient to permit repayment of the Note and any interest thereon when and in the amounts due. All contributions to the Plan, earnings thereon and dividends shall be applied to the payment or prepayment of the ESOP Loan Balance until the unpaid principal balance thereof and accrued interest thereon shall be paid in full and only thereafter to any other obligations of the Plan or Trust; provided, however, that no contributions, earnings, or dividends may be applied in payment of the Note or any interest thereon if such application would cause the Company to incur an excise tax under section 4972 of the Code or would adversely affect (a) the qualification of the Plan or the Trust under the Code or ERISA, or (b) the status of the ESOP Loan Balance or any portion thereof as an "exempt loan" as such term is described in section 4975(d)(3) of the Code. The Company shall not be entitled to repayment of the ESOP Loan Balance out of any assets of the Trust other than as provided in this Section 4 and in Section 10 hereof.

    5.    Purpose of the ESOP Indebtedness. The proceeds of the
          --------------------------------
indebtedness evidenced by this Consolidated Loan Agreement shall be used by the Trustee only to purchase the Shares or to refinance prior "exempt loans" as such term is described in section 4975(d)(3) of the Code.

    6.    Contingent Upon Closing. This Consolidated Loan Agreement, as
          -----------------------
effective as of the Closing Date as hereinabove defined, shall become effective contingent upon the occurrence of Closing (as such term is defined in the Acquisition Agreement ("Closing")).

    7.    Restriction on Trust Assets. Except as otherwise provided in
          ---------------------------
Section 8 and Section 9 hereof, and except as expressly permitted or required by the Plan, the stockholders' agreement executed in connection with the transactions contemplated by the Acquisition Agreement, among the Company, the Trustee, the Buyer named therein, and certain other stockholders named therein as the same may be amended from time to time (the "1996 Stockholders' Agreement"), or the Company's certificate of incorporation, the Trustee shall not (a) sell, transfer or otherwise dispose of any of the Shares, the certificates representing any of the Shares or any additional shares of stock of the Company or any instruments or other property from time to time received, receivable or distributed in respect of or in exchange for any or all of the Shares; (b) create, incur, assume or suffer to exist any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement upon or with respect to any of the Shares, the certificates representing any of the Shares or any additional shares of stock of the Company or any instruments or other property from time to time received, receivable or distributed in respect of or in exchange for any or all of the Shares except pursuant to the Consolidated Pledge Agreement; (c) deliver the certificates representing any of the Shares to the Company or to any other person or entity (other than the custodian appointed by the Trustee to hold them on behalf of the Trustee) except pursuant to the Consolidated Pledge Agreement; or (d) sign any contract or security agreement with respect to any of the foregoing actions except pursuant to the Consolidated Pledge Agreement.

    8.    Release of Restrictions. Notwithstanding anything in Section 7 to
          -----------------------
the contrary, for each Plan Year (as such term is defined in the Plan) of the Plan until the ESOP Loan Balance is fully repaid, a number of Shares shall be released from the Consolidated Pledge Agreement and the covenants contained in Section 7, which number of released Shares shall equal the number of unreleased Shares immediately before such release for the current Plan Year multiplied by the "Release Fraction." As used herein, the term "Release Fraction" shall mean a fraction, calculated for each Plan Year within thirty (30) days before the end of the Plan Year, the numerator of which is the amount of principal and interest paid on the indebtedness evidenced hereby for such current Plan Year and the denominator of which is the sum of the numerator plus the principal and interest to be paid on the indebtedness evidenced hereby for all future Plan Years during the term of this Consolidated Loan Agreement (determined without reference to any possible extensions or renewals thereof). Notwithstanding any other provision herein or in the Consolidated Pledge Agreement, in the event the Plan is terminated by action of the Company as provided in the Plan document, all Shares shall be released from the Consolidated Pledge Agreement and the covenants in Section 7, and the indebtedness evidenced by this Consolidated Loan Agreement shall be forgiven by the Company.

    9.    Unrestricted Shares. Notwithstanding anything in Sections 7 and 8
          -------------------
to the contrary, Section 7 shall not apply to those Shares which have been allocated to the accounts of participants in the Plan pursuant to Section
5.04 of the Plan.

    10. Default/Remedies. The occurrence of any of the following events
        ----------------
shall constitute an Event of Default ("Event of Default"):

    (a) Except to the extent that payment is not made by reason of the failure of the Company to contribute to the Plan, the Trustee shall fail to pay when due any principal of the Note; or

    (b) Except to the extent that payment is not made by reason of the failure of the Company to contribute to the Plan, the Trustee shall fail to pay when due any interest on the Note or any other amounts (other than the amount referred to in (a) above) due and payable under this Consolidated Loan Agreement;

and such failure shall continue unremedied for a five (5) business days after the due date in the case of a default in the payment of such interest or for a period of three (3) days after notice thereof from the Company in the case of a default in the payment of such other amounts.

    Notwithstanding any provision in the Trust Agreement, the Note, the Consolidated Pledge Agreement or in any document referred to therein or entered into in connection therewith, the obligations of the Trust in this Consolidated Loan Agreement are without recourse to the Trust except as provided in this Consolidated Loan Agreement. If an Event of Default shall occur and be continuing, the Company shall have no rights to assets of the Trust other than: (a) contributions (other than contributions of employer securities) that are made by the Company to enable the Trust to meet its obligations hereunder and earnings attributable to the investment of such contributions; and (b) those Shares that are pledged to the Company pursuant to the Consolidated Pledge Agreement provided, however, that (x) the value of Trust assets transferred in satisfaction of the indebtedness evidenced hereby shall not exceed the amount in default; and
(y) Trust assets shall be transferred to the Company only to the extent of the failure of the Trust to meet the payment schedule of the indebtedness evidenced hereby.

    11. Amendments of this Consolidated Loan Agreement. Each of the parties
        ----------------------------------------------
hereto agrees that it will not, without the prior written consent of the other party hereto, (a) cancel or terminate this Consolidated Loan Agreement or consent to or accept any cancellation or termination hereof, or (b) amend or otherwise modify this Consolidated Loan Agreement. Notwithstanding the foregoing sentence, this Consolidated Loan Agreement may be amended only in a writing signed by the Company and an independent corporate trustee.

          12.  Major Transactions.
               ------------------

    (a) Neither the Company nor any of its stockholders shall consummate a Major Transaction (as defined in paragraph (c) below) unless, prior to the consummation of such Major Transaction, the Company and the Trust, expressly agree in writing on actions that will be taken by them in connection with such Major Transaction to produce pre-tax financial results of such Major Transaction to the Plan or its participants and beneficiaries that are no less favorable than the pre-tax financial results which would have been produced if, upon the occurrence of such Major Transaction, the Company, with the consent of Chemical Bank, had (i) released the Trust from its repayment obligations under this Consolidated Loan Agreement, the Note and the Consolidated Pledge Agreement, (ii) canceled the Note and released the security interest of the Company in the Pledged Collateral (as defined in the Consolidated Pledge Agreement), and (iii) returned to the Trust the Note and the certificates evidencing the Pledged Collateral. The written agreement referred to in the immediately preceding sentence shall be entered into on behalf of the Trust only by an independent corporate trustee (whether the Trustee or a successor trustee) upon the advice of an independent financial advisor and independent legal counsel retained by such independent corporate trustee. The Company shall pay all reasonable fees and expenses of such trustee, financial advisor and legal counsel in connection with any determination required under this paragraph (a). Any participation of the Trust or such trustee in any Major Transaction (including, without limitation, any vote of Common Stock in favor of, or any sale, delivery or transfer of Common Stock in connection with, such Major Transaction) shall not be deemed to constitute the written agreement required of the Trust, nor be deemed to substitute for or constitute a waiver of such required written agreement.

    (b) If at any time (i) the Company or, if applicable, its stockholders, shall fail to comply with the requirements of paragraph (a) (including without limitation, by failing to obtain the required written agreement of the Trust, or by failing to take the actions contemplated by such written agreement in order to produce the pre-tax financial results for the Plan or its participants and beneficiaries contemplated by paragraph (a)), or (ii) the Company shall repudiate any of its material obligations under paragraph (a) (including, without limitation, by asserting that the requirements of paragraph (a) are not enforceable by the Trust) then, effective upon such failure or repudiation, but in any event not later than immediately prior to the consummation of any Major Transaction, and to the extent of such failure or repudiation, (1) the Trust shall be released from its repayment obligations under this Consolidated Loan Agreement, the Note and the Consolidated Pledge Agreement and (2) the Company shall, upon written demand by the Trustee, cancel the Note, release its security interest in the Pledged Collateral, and return to the Trust the Note, the certificates evidencing the Pledged Collateral, and all amounts received by the Company from the Trust on or after the date of consummation of the Major Transaction, to the extent that such amounts constitute payments with respect to the Note relating to periods after the Major Transaction. Notwithstanding the immediately preceding sentence, the Company and the Trustee intend that the provisions of this paragraph (b) shall be applied only to the extent that the Plan or its participants and beneficiaries do not in fact receive the pre-tax financial results contemplated by paragraph
(a).

    (c) The term "Major Transaction" as used in this Section 12 shall mean the occurrence of any of the following events after or substantially simultaneously with the Company's satisfaction of all of its obligations under the Chemical Senior Financing Facilities:

              (i) the sale of all or substantially all of the assets of the Company;

              (ii) the merger of the Company with or into another person where the Company is not the surviving entity;

              (iii) the sale, in a single transaction or a series of related transactions, of shares of Common Stock representing 90% or more of then outstanding Common Stock; or

                    (iv) the liquidation or dissolution of the Company

    (d) Nothing in this Section 12 shall be deemed to limit or otherwise reduce the rights provided to the Trustee under any other agreement or security.

          13. Miscellaneous
              -------------

    (a) No amendment or waiver of any provisions of this Consolidated Loan Agreement, nor consent to any departure by the Trust therefrom, shall in any event be effective unless the same shall be in writing and signed by the Company and the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    (b) No failure on the part of the Company or the Trustee to exercise any rights hereunder shall operate as a waiver thereof, nor shall any single waiver of any right hereunder preclude any other future exercise thereof.

    (c) This Consolidated Loan Agreement shall be governed by, and construed in accordance with, the laws of the State of GeOrgia.

    (d) This Consolidated Loan Agreement, the Note and the Consolidated Pledge Agreement set forth the entire agreement of the parties with respect to their subject matter and supersede all previous understandings, written and oral, in respect thereof. In particular, the parties agree that the Prior ESOP Loan Agreements to the extent such agreements have not previously been terminated, are superseded by this Consolidated Loan Agreement and neither the Plan nor the Trust is indebted to any party other than as provided in this Consolidated Loan Agreement, and that the Pledge Agreement is superseded by the Consolidated Pledge Agreement.

    (f) In no event shall payments made with respect to the indebtedness evidenced hereby exceed an amount equal to the sum of contributions, dividends, proceeds and earnings received during or prior to the due date of such payments, less such payments in prior years.

    (g) All provisions hereof shall be construed so as to maintain (i) the Plan as a qualified leveraged employee stock ownership plan under section 401(a) and section 4975(e)(7) of the Code, (ii) the Trust as exempt from taxation under section 501(a) of the Code, and (iii) the indebtedness evidenced hereby as an exempt loan under section 54.4975-7(b)(1)(iii) of the Regulations.

    (h) The parties agree that the purpose of the indebtedness evidenced hereby is to refinance certain prior indebtedness incurred by the Plan and Trust to enable the Trust to purchase qualifying employer securities as described herein.

    (i) This Consolidated Loan Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and their respective permitted successors and assigns.

    14. Assignment and Pledge. The Trustee agrees that if required by the
        ---------------------
terms of the Chemical Senior Financing Facilities or similar credit facility, a security interest may be given by the Company in the Note, this Consolidated Loan Agreement and the Consolidated Pledge Agreement, on terms corresponding to that certain Assignment, Pledge and Security Agreement described in the Prior ESOP Loan Agreements but only to the extent that the Trustee reasonably determines that such security interest does not interfere with, reduce, or otherwise impair any rights to which the Trustee is entitled under the terms of this Consolidated Loan Agreement or the Consolidated Pledge Agreement, and the Trustee shall consent thereto.

    IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their duly authorized representatives on this 22nd day of March
                                                                      ------
   , 1996.
- ---

                              SIMMONS COMPANY

                              By: /s/ Zenon S. Nie
                                 -------------------------------

                              Title: Chief Executive Officer
                                    ----------------------------


                              SIMMONS COMPANY EMPLOYEE STOCK OWNERSHIP
                              TRUST

                              By: NationsBank, N.A. (South), solely as
                              Trustee

                              By: /s/ M. Carole Trizzino
                                 -------------------------------

                              Title: Vice President
                                    ----------------------------